Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS SECOND QUARTER 2022 OPERATING RESULTS

WINTER PARK, FL – July 21, 2022 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended June 30, 2022.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $1.05 for the quarter ended June 30, 2022.
◾	Reported FFO per diluted share of $0.47 for the quarter ended June 30, 2022, an increase of 23.7% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.47 for the quarter ended June 30, 2022, an increase of 20.5% from the comparable prior year period.
◾	Acquired 19 net lease retail properties during the second quarter of 2022 for total acquisition volume of $43.6 million, reflecting a weighted average going-in cash cap rate of 7.0%.
◾	Sold five net lease properties, including the Company’s sole remaining office property, for total disposition volume of $72.8 million at a weighted average exit cap rate of 7.1%, generating total gains of $15.6 million. Excluding the office property disposition, the properties were sold at a weighted average cap rate of 5.8%.
◾	Exercised the accordion options under its 2026 Term Loan and 2027 Term Loan for combined new proceeds of $60.0 million.
◾	Paid a cash dividend for the second quarter of 2022 of $0.27 per share, an 8.0% increase from the comparable prior year period quarterly dividend, and an annualized yield of 6.0% based on the closing price of the Company’s common stock on July 20, 2022.

CEO Comments

“We had a very strong quarter of capital recycling as we reduced select tenant concentrations and took advantage of attractive asset pricing, especially relative to our current market valuation,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “Excluding the sale of our remaining office property, our dispositions efforts were notably accretive as we generated a weighted average sale cap rate of 5.8% and we reinvested the proceeds from these dispositions into well-performing properties in strong retail sectors at a weighted average acquisition cap rate of 7.0%. We anticipate continued capital recycling in the third quarter that should deliver attractive net investment spreads and improved earnings growth, all while incrementally deleveraging our balance sheet and enhancing our overall portfolio quality. With increased 2022 earnings guidance and another solid quarter of outperformance, we’re looking forward to building momentum in the back half of the year and driving improved company valuation as we work to demonstrate the value proposition of our high-quality, 100% retail portfolio.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended June 30, 2022 (in thousands, except per share data):

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$11,280	$6,597	$ 4,683	71.0%

Net Income	$16,336	$346	$ 15,990	4,621.4%
Net Income Attributable to PINE	$14,282	$304	$ 13,978	4,598.0%
Net Income per Diluted Share Attributable to PINE	$1.05	$0.03	$ 1.02	3,400.0%

FFO (1)	$6,393	$3,809	$ 2,584	67.8%
FFO per Diluted Share (1)	$0.47	$0.38	$ 0.09	23.7%
AFFO (1)	$6,345	$3,892	$ 2,453	63.0%
AFFO per Diluted Share (1)	$0.47	$0.39	$ 0.08	20.5%

Dividends Declared and Paid, per Share	$0.27	$0.25	$ 0.02	8.0%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Year-to-Date Operating Results Highlights

The table below provides a summary of the Company’s operating results for the six months ended June 30, 2022 (in thousands, except per share data):

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$22,079	$12,487	$ 9,592	76.8%

Net Income	$17,260	$857	$ 16,403	1,914.0%
Net Income Attributable to PINE	$15,088	$744	$ 14,344	1,928.0%
Net Income per Diluted Share Attributable to PINE	$1.12	$0.08	$ 1.04	1,300.0%

FFO (1)	$12,989	$7,463	$ 5,526	74.0%
FFO per Diluted Share (1)	$0.97	$0.79	$ 0.18	22.8%
AFFO (1)	$12,797	$7,742	$ 5,055	65.3%
AFFO per Diluted Share (1)	$0.95	$0.82	$ 0.13	15.9%

Dividends Declared and Paid, per Share	$0.54	$0.49	$ 0.05	10.2%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Acquisitions

During the three months ended June 30, 2022, the Company acquired 19 high-quality net lease properties for total acquisition volume of $43.6 million, reflecting a weighted average going-in cash cap rate of 7.0%. As of the acquisition date, the properties had a weighted average remaining lease term of 9.9 years, were located in nine states, and were leased to tenants operating in five retail sectors, including the dollar store, home improvement, consumer electronics, health & fitness, and quick service restaurant industries. Approximately 48% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the six months ended June 30, 2022, the Company has acquired 35 net lease properties for total acquisition volume of $109.1 million, reflecting a weighted average going-in cash cap rate of 6.9%. As of the acquisition date, the properties had a weighted average remaining lease term of 9.4 years and were located in 17 states. Approximately 67% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three months and six months ended June 30, 2022, the Company sold five net lease properties, including its remaining office property located in Hillsboro, Oregon, for total disposition volume of $72.8 million, representing a weighted average exit cap rate of 7.1%. The sale of the properties generated total gains of $15.6 million.

Excluding the office property disposition, the properties were sold at a weighted average exit cap rate of 5.8% and were leased to Sportsman’s Warehouse, At Home, Hobby Lobby, and Cheddar’s Scratch Kitchen.

Property Portfolio

The Company’s portfolio consisted of the following as of June 30, 2022:

Number of Properties	143
Square Feet	3.3 million
Annualized Base Rent	$39.6 million
Weighted Average Remaining Lease Term	8.0 years
States where Properties are Located	35
Occupancy	100%

% of Annualized Base Rent Subject to Rent Escalations in the Primary Lease Term (1)	42%
% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	48%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	76%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of June 30, 2022:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	12%
Dollar General	BBB	5%
Dollar Tree/Family Dollar	BBB	5%
Academy Sports	BB-	5%
LA Fitness	B-	5%
Walmart	AA	4%
Hobby Lobby	Not Rated	4%
Lowe’s	BBB+	4%
At Home	B	4%
Best Buy	BBB+	3%
7-Eleven	A	2%
Burlington	BB+	2%
Kohl’s	BBB-	2%
Big Lots	Not Rated	2%
Other	N/A	41%
Total		100%

Any differences a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of June 30, 2022. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of June 30, 2022:

Industry	% of Annualized Base Rent
Pharmacy	14%
Dollar Stores	11%
Home Furnishings	10%
General Merchandise	9%
Sporting Goods	7%
Grocery	7%
Convenience Store	5%
Consumer Electronics	5%
Health & Fitness	5%
Entertainment	5%
Home Improvement	5%
Specialty Retail	3%
Quick Service Restaurant	3%
Automotive Parts	2%
Off-Price Retail	2%

Casual Dining		2%
Farm & Rural Supply		1%
Office Supplies		1%
Financial Services		< 1%
Automotive Services		< 1%
Healthcare Services		< 1%
Fast Casual Restaurants		< 1%
Pet Supplies		< 1%
Other (1)		< 1%
Total	26 Industries	100%

Any differences a result of rounding.

(1)	Includes three industries collectively representing less than 1% of the Company’s ABR as of June 30, 2022.

The Company’s portfolio included properties in the following states as of June 30, 2022:

State	% of Annualized Base Rent
Texas	19%
Ohio	6%
Georgia	6%
Florida	5%
New Jersey	5%
Arizona	5%
North Carolina	5%
Michigan	4%
New York	4%
Oklahoma	4%
South Carolina	3%
Massachusetts	3%
Maryland	3%
Minnesota	2%
Wisconsin	2%
Louisiana	2%
Washington	2%
Alabama	2%
Nevada	2%
Kansas	2%
Illinois	2%
Pennsylvania	2%
Missouri	2%
West Virginia	1%
Kentucky	1%
Nebraska	1%
Connecticut	1%
Mississippi	1%

Indiana		1%
New Mexico		1%
Maine		< 1%
South Dakota		< 1%
Arkansas		< 1%
California		< 1%
Virginia		< 1%
Total	35 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended June 30, 2022, the Company completed the following notable capital markets activity:

◾	On April 14, 2022, the Company exercised the accordion options under the Company’s 2026 Term Loan and 2027 Term Loan for $40.0 million and $20.0 million, respectively, increasing aggregate lender commitments and borrowings under each Term Loan to $100.0 million. The $60.0 million in total proceeds were utilized to pay down the Company’s Revolving Credit Facility.
◾	The Company issued 87,112 common shares under its ATM offering program at a weighted average gross price of $19.09 per share, for total net proceeds of $1.6 million.

The following table provides a summary of the Company’s long-term debt as of June 30, 2022:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$72.5 million	30-Day LIBOR + [1.35% - 1.95%]	November 2023
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Total Debt/Weighted Average Rate	$302.5 million	3.04%
(1)

Effective May 21, 2021 and as amended on April 14, 2022, the Company utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 0.80% plus the 0.10% credit spread adjustment and applicable spread on $60.0 million of the 2026 term loan balance.

(2)

Effective September 30, 2021 and as amended on April 14, 2022, the Company utilized interest rate swaps, inclusive of its redesignation of the existing $50.0 million interest rate swap entered into as of April 30, 2020, to fix SOFR and achieve a weighted average fixed interest rate of 0.51% plus the 0.10% credit spread adjustment and the applicable spread on $80.0 million of the 2027 term loan balance.

As of June 30, 2022, the Company held an 87.4% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 11,863,589 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 13,567,083, as of June 30, 2022.

As of June 30, 2022, the Company’s net debt to Pro Forma EBITDA was 8.3 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 4.9 times. As of June 30, 2022, the Company’s net debt to total enterprise value was 54.0%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On May 24, 2022, the Company announced a cash dividend for the second quarter of 2022 of $0.27 per share, payable on June 30, 2022 to stockholders of record as of the close of business on June 9, 2022. The second quarter 2022 cash dividend represents an 8.0% increase over the comparable prior year period quarterly dividend and a payout ratio of 57.4% of both the Company’s second quarter 2022 FFO per diluted share and the Company’s AFFO per diluted share.

2022 Outlook

The Company has increased its per share earnings outlook for 2022 to take into account the Company’s year-to-date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, and other significant assumptions.

The Company’s increased outlook for 2022 is as follows:

	Revised Outlook Range for 2022			Change from Prior Outlook
	Low		High	Low		High
Acquisitions	$215 million	to	$235 million	$0 million	to	($15) million
Dispositions	$125 million	to	$175 million	$50 million	to	$75 million
FFO per Diluted Share	$1.60	to	$1.65	$0.05	to	$0.05
AFFO per Diluted Share	$1.58	to	$1.63	$0.05	to	$0.05
Weighted Average Diluted Shares Outstanding	14.0 million	to	14.5 million	(1.0) million	to	(2.0) million

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended June 30, 2022 on Friday, July 22, 2022, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/m5bmoukh

Dial-In:https://register.vevent.com/register/BI2ecaebb93f59455a9fc5047e6acb1c70

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic and its variants on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2022	December 31, 2021
ASSETS
Real Estate:
Land, at Cost	$180,569	$178,172
Building and Improvements, at Cost	304,129	266,236
Total Real Estate, at Cost	484,698	444,408
Less, Accumulated Depreciation	(17,527)	(15,419)
Real Estate—Net	467,171	428,989
Assets Held for Sale	2,435	—
Cash and Cash Equivalents	2,427	8,851
Restricted Cash	15,131	646
Intangible Lease Assets—Net	61,371	58,821
Straight-Line Rent Adjustment	1,912	1,838
Other Assets	16,909	6,369
Total Assets	$567,356	$505,514
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$4,788	$2,363
Prepaid Rent and Deferred Revenue	1,662	2,033
Intangible Lease Liabilities—Net	5,177	5,476
Long-Term Debt	300,973	267,740
Total Liabilities	312,600	277,612
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,863,589 shares issued and outstanding as of June 30, 2022 and 11,454,815 shares issued and outstanding as of December 31, 2021	119	114
Additional Paid-in Capital	208,706	200,906
Retained Earnings (Dividends in Excess of Net Income)	2,301	(6,419)
Accumulated Other Comprehensive Income	10,999	1,922
Stockholders' Equity	222,125	196,523
Noncontrolling Interest	32,631	31,379
Total Equity	254,756	227,902
Total Liabilities and Equity	$567,356	$505,514

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues:
Lease Income	$11,280	$6,597	$22,079	$12,487
Total Revenues	11,280	6,597	22,079	12,487
Operating Expenses:
Real Estate Expenses	1,285	824	2,377	1,475
General and Administrative Expenses	1,479	1,286	2,910	2,316
Depreciation and Amortization	5,694	3,463	11,366	6,606
Total Operating Expenses	8,458	5,573	16,653	10,397
Gain on Disposition of Assets	15,637	—	15,637	—
Net Income from Operations	18,459	1,024	21,063	2,090
Interest Expense	2,123	678	3,803	1,233
Net Income	16,336	346	17,260	857
Less: Net Income Attributable to Noncontrolling Interest	(2,054)	(42)	(2,172)	(113)
Net Income Attributable to Alpine Income Property Trust, Inc.	$14,282	$304	$15,088	$744

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$1.21	$0.03	$1.28	$0.09
Diluted	$1.05	$0.03	$1.12	$0.08
Weighted Average Number of Common Shares:
Basic	11,844,108	8,853,259	11,753,904	8,212,902
Diluted (1)	13,547,602	10,081,783	13,457,398	9,439,104

Dividends Declared and Paid	$0.27	$0.25	$0.54	$0.49

(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income	$16,336	$346	$17,260	$857
Depreciation and Amortization	5,694	3,463	11,366	6,606
Gain on Disposition of Assets	(15,637)	—	(15,637)	—
Funds from Operations	$6,393	$3,809	$12,989	$7,463
Adjustments:
Straight-Line Rent Adjustment	(234)	(117)	(528)	(264)
COVID-19 Rent Repayments, Net	22	114	45	385
Non-Cash Compensation	78	79	157	152
Amortization of Deferred Financing Costs to Interest Expense	132	84	257	149
Amortization of Intangible Assets and Liabilities to Lease Income	(69)	(50)	(170)	(91)
Other Non-Cash (Income) Expense	23	(5)	47	(11)
Recurring Capital Expenditures	—	(22)	—	(41)
Adjusted Funds from Operations	$6,345	$3,892	$12,797	$7,742

FFO per Diluted Share	$0.47	$0.38	$0.97	$0.79
AFFO per Diluted Share	$0.47	$0.39	$0.95	$0.82

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2022
Net Income	$16,336
Adjustments:
Depreciation and Amortization	5,694
Gain on Disposition of Assets	(15,637)
Straight-Line Rent Adjustment	(234)
Non-Cash Compensation	78
Amortization of Deferred Financing Costs to Interest Expense	132
Amortization of Intangible Assets and Liabilities to Lease Income	(69)
Other Non-Cash Expense	23
Interest Expense, Net of Deferred Financing Costs Amortization	1,991
EBITDA	$8,314

Annualized EBITDA	$33,258
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions (1)	893
Pro Forma EBITDA	$34,151

Total Long-Term Debt	300,973
Financing Costs, Net of Accumulated Amortization	1,527
Cash and Cash Equivalents	(2,427)
Restricted Cash	(15,131)
Net Debt	$284,942

Net Debt to Pro Forma EBITDA	8.3x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activities during the three months ended June 30, 2022.